Exhibit 99.1

For Immediate Release	Contact:	John Brine
(212)254-8280

STONEPATH GROUP REPORTS RECORD REVENUE OF $111.3 MILLION
AND EBITDA OF $2.3 MILLION FOR Q3 2005

SEATTLE, WA, November 9, 2005 — Stonepath Group (AMEX: STG), a global logistics services organization, today announced improved financial performance for the third quarter ended September 30, 2005.

Third Quarter Results

For the third quarter of 2005, Stonepath reported EBITDA of $2.3 million, compared to $2.2 million for the third quarter of 2004.  EBITDA results for the quarter were adversely impacted by charges of approximately $900,000 relating to the refinancing of the Company’s principal U.S. credit facility, plus a reduction in net revenues reported by China of approximately $750,000 as a direct result of a labor strike during a portion of third quarter at the primary air carrier serving that country.  Absent these charges, the Company’s EBITDA for the quarter would have been $4.0 million.  A reconciliation of our EBITDA to the most directly comparable GAAP measure appears at the end of this release.

Revenue for the quarter was a record at $111.3 million, an increase of $1.6 million over the prior year period. Revenue was adversely impacted by the strike in Asia, and by jettisoning of low-margin business in the Company’s domestic division in the second and third quarters of 2005. Domestic revenues declined 21.7% to $29.7 million, while international revenues improved to $81.6 million or 13.7%, despite the effects of the strike.

Net revenues were $23.3 million, a $1.7 million decrease over the prior year period. The decrease was due to domestic volume reductions that were partially offset by margin improvements. Domestic margin percentage improved 18.2%. International net revenues were essentially unchanged after giving effect to the strike referred to above. The entire decrease in net revenues was more than offset by reduced operating costs, such that income from operations improved by 30.7% to $2.4 million.

The Company reported a net loss of $180,000 in the third quarter, or $0.00 per basic and diluted share.  This loss was totally the result of costs associated with the refinancing and the effect of the Asia airline strike.  This compares to net income of $55,000 or $0.00 per diluted share for the same prior year period.

Nine Month Results

For the first nine months of 2005, Stonepath reported revenues of $301.3 million, an increase of $44.9 million, or 17.5 percent, including the results of the Shaanxi acquisition concluded in March 2004.  Net revenue increased over the prior-year period by $5.0 million, or 8.2 percent, to $65.9 million.

The Company reported a net loss of $8.1 million in the first nine months of 2005 or $0.19 per basic and diluted share. This compares to a net loss of $7.0 million or $0.17 per basic and diluted share for the same prior-year period.  The net loss in 2005 includes restructuring charges of $3.4 million or $0.08 per share while the net loss in 2004 reflects a provision for excess earn-out payments of $3.1 million or $0.08 per share.

Operational Progress Continues to Drive Financial Improvement

“Stonepath continues to gain momentum, and we are well positioned for 2006,” said Dennis Pelino, Stonepath’s Chairman.  “While our revenue growth was modest in the quarter, our focus has been on performance.  The domestic group delivered solid margin growth as a result of eliminating additional unprofitable business, continuing to reduce fixed costs, and realized benefits from new pricing with key automotive and retail clients.”

Pelino continued, “Our focus remains on delivering sustainable organic growth as a global integrated logistics provider and steadily improving profitability.”

Productivity Trends Expected to Continue into 2006 and Beyond

Jason Totah, Stonepath Group’s Chief Executive Officer, noted, “Management continues its efforts to increase productivity, drive incremental business and deliver profitability while remaining focused on delivering exemplary service and value-added logistics solutions to our loyal customers.”

Totah added, “Our global operations, which are now better centralized, integrated and aligned to capitalize on core strengths, continue to fuel targeted sales initiatives like our Global Projects and Non-Merchandising Retail solutions, complex, highly tailored services that command higher margins and establish important competitive advantages.”

Supplemental Pro Forma Information

We believe that supplemental disclosure of our EBITDA, or earnings before interest, taxes, depreciation and amortization is a useful measure for investors because it eliminates the effect of certain non-cash costs and provides an important metric for our business. A reconciliation of EBITDA amounts to the most directly comparable GAAP measures for the three months ended September 30, 2005 and 2004 is shown below:

	Third Quarter
	2005	2004

Net income (loss), as reported	$(179,550)	$55,767
Income tax expense	481,016	964,061
Interest expense	871,469	174,924
Depreciation and amortization	1,163,778	1,039,742
EBITDA	$2,336,713	$2,234,494

This supplemental pro forma financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

Investor Conference Call

Stonepath will host a conference call for shareholders and the investing community on Wednesday, November 9, 2005 at 1:00 p.m. Eastern Time (10 a.m. Pacific).  The call can be accessed by dialing (800) 344-0961 (US) or (706) 634-0981 (International) and is expected to last approximately 30 minutes. Callers are requested to dial in at least five minutes before the start of the call. An audio replay will be available until November 16, 2005 at (800) 642-1687 or (706) 645-9291(International), access code: 2130889.

About Stonepath Group (AMEX:STG)

Stonepath (www.stonepath.com) is a global, third-party logistics organization providing a full range of transportation and distribution solutions to multinational and local businesses including a diverse client mix of retail leaders, automotive and technology concerns, government agencies, and defense contractors. Through an aggressive acquisition strategy and strong organic growth, the Company has expanded rapidly, establishing a network of owned operations throughout the U.S., the Asia-Pacific region and Latin America. For more information about the Company, please contact John Brine at (212) 254-8280.

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “guidance,” “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue” or the negative of such terms or other similar expressions. While it is impossible to identify all of the factors that may cause our actual results, levels of activity, events, trends or plans to differ materially from those set forth in such forward-looking statements, such factors include the inherent risks associated with: (i) our ability to sustain an annual growth rate in revenue consistent with recent results, (ii) our ability to achieve our targeted operating margins, (iii) our ability to compute our restructuring efforts within the costs we now expect, (iv) our ability to realize the planned benefits from our restructuring efforts, (v) our dependence on certain large customers, (vi) our dependence upon certain key personnel, (vii) an unexpected adverse result in any legal proceeding, (viii) competition in the freight forwarding, logistics and supply chain management industry, (ix) the impact of current and future laws affecting the Company’s operations, (x) adverse changes in general economic conditions as well as economic conditions affecting the specific industries and customers we serve, and (xi) regional disruptions in transportation. Other factors that might cause or contribute to such a discrepancy between expected and actual results  include, but are not limited to, those factors identified in our Securities and Exchange Commission filings (including our Annual Report on Form 10-K for 2004), other public documents and recent press releases, which can be found on our corporate web site, www.stonepath.com.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

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